                                 Exhibit 99.22


                          TRADEMARK SECURITY AGREEMENT
                          ----------------------------

          WHEREAS, ACC Corp., a corporation organized under the laws of Delaware ("Company"), owns the Trademarks and the Trademark registrations and Trademark applications listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses listed on Schedule 1 annexed hereto; and

          WHEREAS, pursuant to a Credit Agreement (the "Credit Agreement") of even date herewith among the Company and certain of its Subsidiaries as Borrowers (collectively, the "Borrowers"), the financial institutions which are, or may from time to time become, party thereto (collectively, the "Lenders") and First Union National Bank of North Carolina, as administrative agent for the Lenders (the "Administrative Agent"), the Lenders have agreed to extend certain Loans according to the terms and conditions more particularly described in the Credit Agreement; and

          WHEREAS, pursuant to the terms of the Security Agreement of even date (as said Agreement may be amended or modified from time to time, the "Security Agreement;" all capitalized terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement or the Security Agreement), between the Borrowers (as grantors thereunder the "Grantors") and the Administrative Agent, the Grantors have granted to the Administrative Agent for the benefit of itself and the Lenders a security interest in certain assets of each of the Grantors, including all right, title and interest of the Company in, to and under all now owned and hereafter acquired Trademarks, Trademark registrations, Trademark applications and Trademark Licenses, together with the goodwill of the business symbolized by the Company's Trademarks, and all products and proceeds thereof, to secure the payment of all amounts owing by the Borrowers under the Credit Agreement and the other Secured Obligations;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby grant to the Administrative Agent for the benefit of itself and the Lenders a continuing security interest in all of Company's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now existing or hereafter created or acquired in order to secure the Secured Obligations referred to herein:

               (1) each Trademark, Trademark registration and Trademark application, together with any reissues, continuations or extensions thereof including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

               (2) each Trademark License and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark License; and

               (3) all products and proceeds of the foregoing, including, without limitation, any claim by the Company against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in Schedule 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred to in Schedule 1 and the trademarks licensed under any Trademark License, or (b) injury to the goodwill associated with any Trademark, Trademark registration or trademark licensed under any Trademark License.

          This security interest is granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Security Agreement. The Company hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, the Company has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the
21st   day of July, 1995.
----          ----    --

[CORPORATE SEAL]                    ACC CORP.

ATTEST:

By: /s/ Daniel J. Venuti            By:  /s/ John J. Zimmer
    -------------------                -----------------------
Name: Daniel J. Venuti              Name:  John J. Zimmer
     -----------------                     -------------------
Title: Asst. Secretary              Title: Vice Pres-Finance
      ----------------                     ------------------

Agreed and Accepted as of the
   21st day of July, 1995
 ------        ----    --

FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Administrative Agent

By: /s/ Jim F. Redman
   --------------------
Name:  Jim F. Redman
     ------------------
Title:  Sr. Vice Pres.
      -----------------

ACKNOWLEDGMENT

STATE OF NORTH CAROLINA
         ----------------

COUNTY OF MECKLENBURG
          ---------------


I, Betty G. Smith, a Notary Public for said County and State, do hereby certify
   --------------
that John J. Zimmer personally appeared before me this day and stated that (s)he
     --------------
is Vice President-Finance of ACC Corp. and acknowledged, on behalf of ACC Corp.
   ----------------------
the due execution of the foregoing instrument.

Witness my hand and official seal, this   10th   day of  July , 1995.
                                        --------        ------


                                       /s/ Betty G. Smith
                                     ---------------------------
                                        Notary Public

My commission expires:

   August 5, 1997
 ---------------------

Schedule 1
to Trademark
                               Security Agreement
                               ------------------


                            Trademark Registrations
                            -----------------------

Mark          Reg. No.     Date          Goods
------------  ---------  --------  ------------------

Flying ACC    1,371,741  11/19/85  Telecomm. Services

Design        1,607,689   7/24/89  Telecomm. Services

                             Trademark Applications
                             ----------------------

Mark            Serial No.        Goods
--------------  ----------  ------------------

ACC &
Design (fed)     74/607003  Telecomm. Services

Digitrunk        74/499613  Telecomm. Services

                               Trademark Licenses
                               ------------------

                                      None